Exhibit 23.4

CONSENT OF RYDER SCOTT COMPANY, L.P.

We have issued our report dated January 5, 2023 on estimates of proved reserves, future production and income attributable to certain royalty interests of Viper Energy Partners LP (now known as Viper Energy, Inc.) (“Viper”), prepared as of December 31, 2022 (the “Reserve Report”), included in Viper’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “Annual Report”). As independent oil and gas consultants, we hereby consent to (i) the incorporation by reference of the Reserve Report in this Registration Statement on Form S-3ASR (this “Registration Statement”) and (ii) the use in this Registration Statement of the information contained in the Reserve Report and in our prior reserve reports referenced in this Registration Statement or in the Annual Report, which is incorporated by reference in this Registration Statement. We further consent to the reference to our firm under the heading “Experts” in this Registration Statement.

Ryder Scott Company, L.P.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas

November 13, 2023